UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 15, 2005

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	N/A

(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM CX Bermuda

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 296-1431

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In upcoming presentations that will be made to analysts and investors, Central European Media Enterprises Ltd. (the “Company”, “we” or “us”) will be providing certain information in respect of its expected acquisition of the TV Nova Group in the Czech Republic as reported in our Annual Report on Form 10-K for the period ended December 31, 2004, as amended by and Annual Report on Form 10-K/A, filed on April 1, 2005 and the financing thereof as reported in the Company’s Form S-3 filed on April 4, 2005 and our Report on Form 8-K filed on April 8, 2005 as well as preliminary estimates of our results of operations for the first quarter of 2005.

As previously reported, we are intending on completing the TV Nova Acquisition through the issuance of equity and debt, including senior notes in the aggregate principal amount of approximately Euro 350 million, the terms of which will be set out in an indenture.

Reconciliation of Segment EBITDA for TV Nova

On the basis of the TV Nova combined financial statements for the period ended December 31, 2004, which have been audited in accordance with US GAAP, Segment EBITDA for the TV Nova group was US$ 99.4 million as reconciled below.

Reconciliation of TV Nova segment EBITDA to TV Nova US GAAP audited financial statements	US$‘000

Net income/(loss) from continuing operations	55,044

Minority interests and income taxes	29,653

Adjustments for interest income and expense, foreign exchange (net) and other income	8,020

Depreciation and amortization	6,680

Segment EBITDA	99,397

We have added together the TV Nova Group Segment EBITDA for 2004 and the total Segment EBITDA for our current operations as shown in our December 31, 2004 financial statements to calculate a non- GAAP financial measure of combined Segment1 EBITDA for 2004 of US$ 173.6 million. We have also added together the TV Nova Group Net Revenues and our Segment Revenues for 2004 to calculate a non-US GAAP financial measure of Combined Segment Revenues. On the same basis, the combined Segment EBITDA margin for the Company in 2004 was 38%.

1       Segment EBITDA and Segment Net Revenues, which include our Slovak Republic operations and certain Romanian operations, are “non-GAAP financial measures” as defined under Item 10(e) of Regulation S-K under the U.S. Securities Exchange Act of 1934.   For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Segment Data Reconciliation’.  We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Segment Data reconciliation

Reconciling Combined Segment Revenue and Combined Segment EBITDA to consolidated pro forma financial information as included in our Form S-3

	Net Revenues	Segment EBITDA

Analysis by Country US$million	2004 Pro Forma	2004 Pro Forma

Czech Republic	207.8	99.4

Romania	76.5	25.2

Slovenia	61.6	19

Slovakia	45.4	19.1

Ukraine	53.4	14.7

Croatia	9.8	-3.8

Combined Segment Net Revenues/Combined Segment EBITDA	454.5	173.6

Pro forma 2004 financial information

Pro forma revenues/ income(loss) before provision	390.1	62.6

for income taxes, minority interest and

discontinued operations

add Unconsolidated equity affiliates	64.4	19.4

add Depreciation/interest/gain(loss on investments)		91.6

minority interests, foreign exchange and

corporate overheads

Combined Segment Revenues/ Combined Segment EBITDA	454.5	173.6

Calculation and reconciliation of debt ratios

Using the figures presented in our Form S-3 and after giving effect to the issuance of approximately Euro 350 million of senior notes, we have calculated certain non US GAAP ratios of debt and interest expense to Consolidated EBITDA. These ratios require the calculation of a non US GAAP Consolidated EBITDA which is reconciled to our pro forma net income and net income from continuing operations as below.

US$‘000	2004 Pro Forma	2004	2003	2002

Net income/(loss) from continuing operations	29,961	16,007	(24,201)	(25,106)

Adjustments for equity interests and foreign exchange gains/(losses)	(3,205)	(3,766)	17,038	13,695

Consolidated Net Income	26,756	12,241	(7,163)	(11,411)

Adjustments for interest expense, income taxes, depreciation, amortization, minority interests	108,694	23,292	21,722	28,784

Consolidated EBITDA as defined in the senior note indenture	135,450	35,533	14,559	17,373

On a pro forma basis after giving effect to the TV Nova Acquisition and the issuance of Euro 350 million of senior notes, the Company had calculated certain information as at and for the year ended December 31, 2004 as follows:

Pro forma cash	US$162.3 million
Pro forma debt[2]	US$590.2 million
Pro forma debt less cash	US$427.9 million
Pro forma Interest Expense	US$44.1 million

Ratio of pro forma debt to pro forma Consolidated EBITDA[3]	4.4x
Ratio of pro forma debt less cash to pro forma Consolidated EBITDA	3.2x
Ratio of pro forma Consolidated EBITDA to pro forma Interest Expense	3.1x

We have also calculated on a pro forma basis the non US GAAP ratio of net debt to Consolidated EBITDA assuming the completion of the agreement to purchase an additional interest in CET 21, the TV Nova license holding company, from Mr. Krsak and the exercise of an option to purchase the 15% ownership interest in the TV Nova Group held by PPF after the TV Nova Acquisition under the covenatts contained in the senior notes and indenture referred to above.

Calculation of net debt using pro forma financial information as filed in our Form S-3	US$million

Cash	180.8

Current credit facilities and obligations under capital leases	47.9

Non current credit facilities and obligations under capital leases	66.6

Net cash/(debt)	66.3

Cash consideration (of total consideration of US$661 million)	(540.1)

Exercise of PPF Call	(205.6)

2       Pro forma debt is the total of both current and non-current credit facilities and obligations under capital leases.

3       Each of Consolidated EBITDA and Consolidated Net Income (as defined in the senior note indenture) are “non-GAAP financial measures” as defined under Item 10(e) of Regulation S-K under the U.S. Securities Exchange Act of 1934.   Consolidated EBITDA and Consolidated Net Income are not measures of operating profit/(loss), operating performance or liquidity under US GAAP. Consolidated EBITDA should not be construed as a substitute for operating income as determined under US GAAP or as an indicator of our operating performance or of our cash flows from operating activities as determined in accordance with US GAAP.  Consolidated EBITDA is not calculated on the same basis as Total Segment EBITDA or Segment EBITDA, which is used by management of the Company for purposes of making decisions about allocating resources to each segment and assessing performance.

Assumed funds from equity offering	200.0

Estimated pro forma net debt position (assuming completion of Krsak agreement and exercise of PPF call)	479.4

Ratio of pro forma Consolidated EBITDA to pro forma Interest Expense	3.5x
(assuming completion of Krsak agreement and exercise of PPF Call)

Recent Developments

In addition, we will be reporting certain information relating to the TV Nova Acquisition as presented below:

Sanctions by the Czech Republic Media Council against CET 21 may result in its broadcasting license being revoked

The Czech Broadcasting Act 2001 (the “Media Act”) grants the Czech Republic Media Council the authority to sanction broadcasters for the breach of certain provisions of the Czech Broadcasting Act, including Section 32, which generally relates to the content of programming and its intended audience.  In the event of a breach of this section of the Czech Broadcasting Act, the Czech Republic Media Council may assess a fine of up to CZK 10 million (US$ 0.4 million).  In addition, the Media Council has the authority to revoke broadcasting licenses for violations of Section 32 if (i) such violations are committed in a particularly gross manner and (ii) if monetary penalties are repeatedly imposed. Under the Media Act, a breach is deemed to have been repeated if a monetary penalty was imposed more than once during two consecutive years.  The media law does not define “particularly gross.”

In April 2004, the Media Council concluded that a broadcast on TV Nova constituted a breach of one such provision of Section 32 and fined CET 21 in the amount of CZK 1 million (US$ 0.04 million).  In May 2004, CET 21 filed an action in the City Court in Prague seeking to overturn the decision.  To date no hearing has been scheduled.  In March 2005, the Media Council alleged a recent broadcast constituted a breach of the same provision of Section 32 of the Media Act and invited a response from CET 21.  In the event that (1) there was a final determination that the April 2004 broadcast constituted a breach of Section 32 that should be sanctioned with a fine, (2) the Czech Republic Media Council determines that the March 2005 broadcast constituted a breach of the relevant portion of Section 32 and imposes a fine, and (3) the Czech Republic Media Council determines that both broadcasts constituted “particularly” gross breaches, then the TV NOVA license may be revoked. In the event we complete the TV Nova Acquisition, the loss of the TV Nova license would have a material adverse impact on our business, financial condition, results of operations and cash flows and our ability to pay interest and principal on the notes.

Czech Republic Media Council proceedings

As described above, in March 2005, the Czech Republic Media Council alleged a recent broadcast on TV NOVA constituted a breach a provision of Section 32 of the Media Act that regulates the broadcast of programming that may have a negative impact on children and adolescents and invited a response from CET 21.  CET 21 does not believe that the broadcast in question had a negative impact and believes that it did not constitute a breach of such provision of Section 32 of the Media Act. CET 21 believes that the Czech Republic Media Council will address this issue at an upcoming meeting and does not believe that it will be found in breach of such provision of Section 32.

The preceding information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

First Quarter 2005 Estimated Results

The Company also will be reporting to analysts and investors that while quarterly revenues have grown on a year-on-year basis, it currently estimates that it will incur a net loss from continuing operations of between US$ 7 million and US$ 10 million for the quarter ended March 31, 2005 as compared to a net income of US$ 5.5 million for the quarter ended March 31, 2004.  This net loss is due primarily to non-recurring fees incurred in respect of a commitment for bridge financing as well as for professional advisory services for the TV Nova Acquisition and the consolidation of our Croatian operations, which we acquired in July 2004, into our first quarter results this year for the first time. In addition, as we previously reported, the quarterly phasing of revenues and results in 2005 would differ from 2004.  Generally, our results are subject to seasonality in advertising markets for our station operations, with the strongest results occurring during the second and fourth quarters.

We expect that in 2005 our consolidated net revenues derived from our current stations will be significantly higher than in 2004 and that our current stations will show a marked improvement in their operating results in 2005 over 2004, including losses from our Croatian operations, which continue to be restructured.  We expect that the completion of the TV Nova Acquisition will contribute to further improvements in our station operating results in 2005.  The results presented here are only estimates as we have not completed reporting for the quarter ended March 31, 2005. Actual results may vary from the information presented here.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: April 15, 2005	/s/ Wallace Macmillan
Wallace Macmillan
Vice President - Finance
(Principal Financial Officer and Duly Authorized Officer)